Exhibit 99.1

Aditxt’s Subsidiary Adimune Successfully Completes Preclinical Efficacy and Safety Studies for
its Immune Modulation Therapeutic ADI Platform, Advancing Toward

First-in-Human Clinical Trials

Submission for Regulatory Approval to Initiate Human Trials for Type 1 Diabetes, Psoriasis, and Stiff-Person Syndrome Targeted for H2 2025

MOUNTAIN VIEW, CA – (Dec. 12, 2024) – Aditxt, Inc. (NASDAQ: ADTX) (“Aditxt” or the “Company”), a social innovation platform dedicated to accelerating promising health innovations, today announced that its subsidiary, Adimune, Inc. (“Adimune”), has successfully completed all preclinical efficacy and safety studies for its antigen-specific gene therapy, ADI-100. This achievement represents a major milestone as Adimune prepares to submit a Clinical Trial Application (CTA)/Investigational New Drug (IND) application to initiate first-in-human clinical trials for ADI-100 in the treatment of Type 1 Diabetes (T1D), Psoriasis, and in collaboration with Mayo Clinic, Stiff-Person Syndrome (SPS).

Preclinical Data Highlight: Antigen specific immune tolerization without impairment of the overall immune responsiveness: ADI-100 is an innovative immune modulation therapy designed to restore immune tolerance in autoimmune diseases and induce tolerance for transplanted organs by leveraging the body’s natural immune homeostasis mechanisms. Preclinical studies demonstrated the therapy’s potential to achieve antigen-specific tolerization without impairing the immune system’s ability to fight infections or to suppress tumor growth.

In preclinical models, ADI-100 demonstrated efficacy in reversing hyperglycemia in Type 1 Diabetes, restoring islet cell mass, and transferring protective immune modulation to animals that were not treated with ADI-100. In separate preclinical experiments ADI-100 did not show any impairment of immune responses to infections or tumor growth. In Non-Obese Diabetic (NOD) mice (prone to spontaneous type 1 diabetes) treated with anti-PD-1 checkpoint inhibitors, which markedly hastened disease progression, ADI-100 prevented hyperglycemia in 70% of treated mice and provided durable protection lasting over 300 days. In a study conducted using tumor bearing mice, ADI-100 did not impede the ability of the checkpoint inhibitor, anti-PD1, to shrink the tumor.

Preclinical toxicology data confirmed the therapy’s safety, with no detectable persistence of plasmids in tissues and organs, no formation of anti-plasmid antibodies, and no significant adverse effects.

Advancing Toward IND Submission: Adimune has successfully completed all preclinical efficacy and safety studies for ADI-100, with GMP drug substances manufactured and stability studies underway. These steps position ADI-100 for first-in-human clinical trials, marking a significant milestone in transforming the treatment landscape for autoimmune diseases.

Dr. Friedrich Kapp, Co-CEO of Adimune commented, “The treatment of autoimmune diseases will see a fundamental change in the next few years, a paradigm shift, which has been awaited since the processes were understood by which immune tolerance normally is being maintained. Restoring immune tolerance will replace immunosuppressants in the treatment of autoimmune diseases, and insulin eventually will become a mere rescue medication in type 1 diabetes. With the recent deal between Roche/Genentech and Cour on autoimmune treatments, the race is on and will be won by the drug which best fulfils three main criteria: safety, effectiveness, and durability of response. Adimune’s ADI-100 is well positioned in this competitive endeavor. We are one of the front runners because we believe our drug candidate will meet all three criteria in a perfect manner.”

The autoimmune disease market represents a significant and growing unmet medical sector, with a total addressable market (TAM) of $84.12 billion. Autoimmune diseases affect approximately 8% of the U.S. population, with prevalence increasing year over year. Recent industry developments underscore the demand for innovative therapies in this space.

Adimune’s ADI-100 stands out in this competitive landscape with its innovative mechanism of action, broad therapeutic potential, and very strong preclinical data.

Amro Albanna, Co-Founder, Chairman, and CEO of Aditxt and Co-CEO of Adimune, added, “Adimune represents an opportunity for a fundamental shift in the way we treat autoimmunity where reliance on immunosuppressants could be reduced or eliminated. With the successful completion of ADI-100’s preclinical efficacy and safety study, Adimune is closer to bringing this therapy to human trials advancing its mission of addressing autoimmune diseases as one of the most pressing health challenges we face.”

About ADI-100

ADI-100 is an innovative antigen-specific gene therapy that consists of two DNA molecules designed to restore immune tolerance in autoimmune diseases or to induce tolerance to transplanted organs. This approach should retrain the immune system to recognize antigens as “self” without relying on immunosuppression, offering the possibility of significant safety and efficacy benefits.

The therapy consists of a pro-apoptotic DNA molecule (BAX), which has been shown in preclinical models to induce localized apoptotic cell death combined with a methylated sGAD55 DNA molecule that encodes a modified form of GAD to retrain the immune system to become tolerant to the antigen.

ADI-100 is designed to work through precision immune reprogramming, downregulating pro-inflammatory cytokines while upregulating anti-inflammatory cytokines in an antigen-specific manner. It tolerizes to GAD, which is a target of autoimmunity, directly or indirectly involved in Type 1 Diabetes, Psoriasis, and certain CNS autoimmune disorders. In the mouse model for type 1 diabetes, ADI-100 demonstrated a reduction in the number of aggressive T cells directed against insulin, which is another antigen in the pancreas that is a target of autoimmune attack. This bystander effect is an important factor to counteract a phenomenon often observed where autoimmunity spreads to other regions of a protein or to other proteins in a cell. Another potential benefit of downregulating anti-GAD antibodies by ADI-100 is restoration of GABA levels, further enhancing the tolerization process.

To learn more and view the corporate presentation, please visit adimune.com.

About Aditxt, Inc.

Aditxt, Inc.® is a social innovation platform dedicated to accelerating promising health innovations. Aditxt’s ecosystem of research institutions, industry partners, and shareholders collaboratively drives their mission to “Make Promising Innovations Possible Together.” The innovation platform is the cornerstone of Aditxt’s strategy, where multiple disciplines drive disruptive growth and address significant societal challenges. Aditxt operates a unique model that democratizes innovation, ensures every stakeholder’s voice is heard and valued, and empowers collective progress.

Aditxt currently operates two programs focused on immune health and precision health. The Company plans to introduce two additional programs dedicated to public health and women’s health. For these, Aditxt has entered into an Arrangement Agreement with Appili Therapeutics, Inc. (“Appili”) (TSX: APLI; OTCPink: APLIF), which focuses on infectious diseases, and a Merger Agreement with Evofem Biosciences, Inc. (“Evofem”) (OTCQB: EVFM). Each program will be designed to function autonomously while collectively advancing Aditxt’s mission of discovering, developing, and deploying innovative health solutions to tackle some of the most urgent health challenges. The closing of each of the transactions with Appili and Evofem is subject to several conditions, including but not limited to approval of the transactions by the respective target shareholders and Aditxt raising sufficient capital to fund its obligations at closing. These obligations include cash payments of approximately $17 million for Appili and $17 million for Evofem, which includes approximately $15.2 million required to satisfy Evofem’s senior secured noteholder; should Aditxt fail to secure these funds, Evofem’s senior secured noteholder is expected to seek to prevent the closing of the merger with Evofem. No assurance can be provided that all of the conditions to closing will be obtained or satisfied or that either of the transactions will ultimately close.

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Forward-Looking Statements

Certain statements in this press release constitute “forward-looking statements” within the meaning of federal securities laws. Forward-looking statements include statements regarding the Company’s intentions, beliefs, projections, outlook, analyses, or current expectations concerning, among other things, the Company’s ongoing and planned product and business development; the Company’s ability to finance and execute its strategic M&A initiatives; the Company’s ability to obtain the necessary funding and partner to commence clinical trials; the Company’s intellectual property position; the Company’s ability to develop commercial functions; expectations regarding product launch and revenue; the Company’s results of operations, cash needs, spending, financial condition, liquidity, prospects, growth, and strategies; the Company’s ability to raise additional capital; expected usage of the Company’s ELOC and ATM facilities; the industry in which the Company operates; and the trends that may affect the industry or the Company. Forward-looking statements are not guarantees of future performance, and actual results may differ materially from those indicated by these forward-looking statements as a result of various important factors, as well as market and other conditions and those risks more fully discussed in the section titled “Risk Factors” in Aditxt’s most recent Annual Report on Form 10-K, as well as discussions of potential risks, uncertainties, and other important factors in the Company’s other filings with the Securities and Exchange Commission. All such statements speak only as of the date made, and the Company undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Aditxt, Inc.

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